As filed with the Securities and Exchange Commission on July 26, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORESITE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	27-1925611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1050 17th Street, Suite 800
Denver, CO 80265

(Address of Principal Executive Offices, Including Zip Code)

CORESITE REALTY CORPORATION AND CORESITE, L.P.

2010 EQUITY INCENTIVE AWARD PLAN (AS AMENDED AND RESTATED)

(Full title of the plan)

Derek McCandless
Senior Vice President and General Counsel
CoreSite Realty Corporation
1050 17th Street, Suite 800
Denver, Colorado 80265
(Name and address of agent for service)

(866) 777-2673

(Telephone number, including area code, of agent for service)

Copies to:

Jason Day

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado  80202

(303) 291-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)(2)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	3,000,000	$32.73	$98,190,000	$13,394

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s common stock that may become issuable under the 2010 Equity Incentive Award Plan (as amended and restated) as a result of any future stock splits, stock dividends or similar adjustments of the registrant’s outstanding common stock.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) under the Securities Act.  The proposed maximum offering price per share is estimated based on the average of the high and low sales price for the registrant’s common stock as reported by the New York Stock Exchange on July 23, 2013.

EXPLANATORY NOTE

CoreSite Realty Corporation (the “Registrant”) previously filed a Registration Statement on Form S-8 (File No. 333-169610) on September 28, 2010, to register 3,000,000 shares of its common stock, par value $0.01 per share, under the CoreSite Realty Corporation and Coresite, L.P. 2010 Equity Incentive Award Plan.  The Registrant hereby incorporates by reference the contents of such previously filed Registration Statement on Form S-8 to the extent not otherwise amended or superseded by the contents of this Registration Statement.  Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed to register an additional 3,000,000 shares of the Registrant’s common stock that may be issued under the CoreSite Realty Corporation and Coresite, L.P. 2010 Equity Incentive Award Plan (as amended and restated).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)              the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on February 25, 2013;

(b)          the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013, filed with the Commission on April 25, 2013 and July 26, 2013, respectively;

(c)               the Registrant’s Current Reports on Form 8-K filed with the Commission on January 7, 2013, January 14, 2013, May 24, 2013 and June 28, 2013; and

(d)              the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 21, 2010, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date hereof, and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.                     Exhibits.

Exhibit Number	Description of Document

4.1

Articles of Amendment and Restatement of CoreSite Realty Corporation (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement (Amendment No. 7) on Form S-11 filed on September 22, 2010 (File No. 333-166810)).

4.2

Articles Supplementary of CoreSite Realty Corporation — 7.25% Series A Cumulative Redeemable Preferred Stock (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 18, 2012).

4.3

Bylaws of CoreSite Realty Corporation (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement (Amendment No. 7) on Form S-11 filed on September 22, 2010 (File No. 333-166810)).

5.1*	Opinion of Venable LLP, with respect to the legality of the shares being registered.

10.1

CoreSite Realty Corporation and Coresite, L.P. 2010 Equity Incentive Award Plan (as amended and restated) (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 24, 2013).

23.1*	Consent of KPMG LLP.

23.2*	Consent of Venable LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (see signature page).

*           Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of July, 2013.

CORESITE REALTY CORPORATION

By:	/s/ Thomas M. Ray
Name: Thomas M. Ray
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas M. Ray and Jeffrey S. Finnin, or any of them, as his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas M. Ray	President, Chief Executive Officer and Director (Principal Executive Officer)	July 26, 2013
Thomas M. Ray
Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Jeffrey S. Finnin		July 26, 2013
Jeffrey S. Finnin

/s/ Robert G. Stuckey	Chairman of the Board of Directors	July 26, 2013
Robert G. Stuckey

/s/ James A. Attwood, Jr.	Director	July 26, 2013
James A. Attwood, Jr.

/s/ Michael Koehler	Director	July 26, 2013
Michael Koehler

/s/ Paul E. Szurek	Director	July 26, 2013
Paul E. Szurek

/s/ J. David Thompson	Director	July 26, 2013
J. David Thompson

/s/ David A. Wilson	Director	July 26, 2013
David A. Wilson

EXHIBIT INDEX

Exhibit Number		Description of Document

4.1

Articles of Amendment and Restatement of CoreSite Realty Corporation (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement (Amendment No. 7) on Form S-11 filed on September 22, 2010 (File No. 333-166810)).

4.2

Articles Supplementary of CoreSite Realty Corporation — 7.25% Series A Cumulative Redeemable Preferred Stock (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 18, 2012).

4.3

Bylaws of CoreSite Realty Corporation (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement (Amendment No. 7) on Form S-11 filed on September 22, 2010 (File No. 333-166810)).

5.1	*	Opinion of Venable LLP, with respect to the legality of the shares being registered.

10.1

CoreSite Realty Corporation and Coresite, L.P. 2010 Equity Incentive Award Plan (as amended and restated) (Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 24, 2013).

23.1	*	Consent of KPMG LLP.

23.2	*	Consent of Venable LLP (included in Exhibit 5.1).

24.1	*	Power of Attorney (see signature page).

*           Filed herewith.